S E C U R I T I E S   A N D   E X C H A N G E  C O M M I S S I ON

                     Washington, D.C.  20549


                           FORM 8 - K


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


Commission file No.  0-18866              Date of Report:
                                          December 31, 1996
                                          (Date ofearliest reported event)


               FIRST NATIONAL ENTERTAINMENT CORP.
     (Exact name of small business issuer as specified in its
                            charter)


Colorado                                        93-1004651
(State or otherjurisdiction                     (I.R.S. Employer
of incorporation or organization)               Identification No.)



   600 Enterprise Drive, Suite 109, Oak Brook, Illinois  60521
            (Address of principal executive offices)

                         (630) 573-8209
                 (Registrant's telephone number)






Item 5.  Other Events

On December 31, 1996, the board of directors of the Company authorized the issuance as an additional incentive to Windy City Pictures I, LLC (WCPI) investors one million warrants to purchase the common stock of the Company at the current market value as of December 31, 1996, which is one sixteenth of a dollar; such warrants to be issued on a pro rata basis to the amount of the investment made only upon the full $1 million dollar funding and expiring on December 31, 1997.

The Company will have the right, but not the obligation to repurchase any shares bought under said warrants for a period of two years from the date of purchase of said shares at a price of two and one sixteenth dollars.


Item 6.  Resignations of  Registrant's Directors


Joanne K. Fabere, resigned as a member of the board of directors and officer of First National Entertainment Corp. (FNAT), on
December 31, 1996.

Attached is exhibit 1, resignation letter of Joanne K. Fabere, fully executed on December 31, 1996.


Exhibits

1    Resignation letter of Joanne K. Fabere, dated December 31,
1996.





Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              First National Entertainment Corp.
                              Registrant




January 14, 1997
                                   _______________________________
Date                               Stephen J. Denari
                                   President






Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              First National Entertainment Corp.
                              Registrant


January 14, 1997              /s/ Stephen J. Denari
Date                          Signature

                              Stephen J. Denari
                              President



                              Index



Exhibits



December 31, 1996



Board of Directors
First National Entertainment Corp.
600 Enterprise Drive
Suite 109
Oak Brook, Illinois  60521

Dear Board of Directors:

Please consider this letter as my tender of resignation, as a Director of First National Entertainment Corp., effective today,
December 31, 1996.

Sincerely,



Joanne Fabere
Controller
First National Entertainment Corp.